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                                                                    EXHIBIT 99.2

                            [PROXY CARD: FRONT SIDE]

[POWERTEL LOGO]
                                 POWERTEL, INC.
                        SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF POWERTEL'S BOARD OF DIRECTORS FOR THE
SPECIAL MEETING OF STOCKHOLDERS ON ________, 2000.

The undersigned stockholder of Powertel, Inc. hereby appoints Allen E. Smith and Fred G. Astor, Jr., each with power to act without the other and with full power of substitution, as the undersigned's true and lawful proxies and attorneys-in-fact, to represent and vote as designated on the reverse side of this card, all of the shares of Powertel Common Stock, Series A Convertible
Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible
Preferred Stock, Series E 6.5% Cumulative Convertible Preferred Stock and Series
F 6.5% Cumulative Convertible Preferred Stock of Powertel, Inc. that the undersigned is entitled to vote at the special meeting of stockholders of Powertel to be held on ________, 2000, at 11:00 a.m., local time, at The Cotton
Duck, 6101 20th Avenue, Valley, Alabama 36854, and at any adjournments or postponements thereof, upon all matters that may properly come before the special meeting, subject to any directions indicated on the reverse side of this card.

This proxy will be voted as specified by the undersigned on the reverse side of this card. If the undersigned gives no directions as to voting, this proxy will be voted (1) FOR the approval and adoption of the Agreement and Plan of Merger, dated as of August 26, 2000, as amended and restated on September 28, 2000, among Deutsche Telekom AG, Powertel, Inc. and a Delaware corporation formed by
Deutsche Telekom AG and (2) FOR the approval and adoption of the Agreement and
Plan of Reorganization, dated as of August 26, 2000, as amended and restated on
September 28, 2000, among VoiceStream Wireless Corporation, Powertel, Inc. and a wholly-owned subsidiary of VoiceStream. The proxies are authorized to vote in their discretion upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.
         (CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE)
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                           -- FOLD AND DETACH HERE --

                          YOUR VOTE IS VERY IMPORTANT!

                       YOU CAN VOTE IN ONE OF THREE WAYS:

1.  MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED
    ENVELOPE.

                                       OR

2.  CALL TOLL FREE 1-800-               ON A TOUCH-TONE TELEPHONE AND FOLLOW THE
    INSTRUCTIONS ON THE REVERSE SIDE. THERE IS NO CHARGE FOR THIS CALL.

3.  VOTE BY INTERNET AT OUR INTERNET ADDRESS HTTP:// ________________

                                  PLEASE VOTE!
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                    [PROXY CARD: FIRST HALF OF REVERSE SIDE]

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
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. ----------------------
THIS PROXY WILL BE VOTED AS SPECIFIED BY THE STOCKHOLDER.              PLEASE MARK
IF NO CHOICE IS SPECIFIED AND THE PROXY IS RETURNED WITH THE           VOTES AS IN
STOCKHOLDER'S SIGNATURE(S), THEN THE PROXY WILL BE VOTED FOR           THIS SAMPLE.
APPROVAL OF EACH OF PROPOSALS 1 AND 2.
                                                                           [X]
                                                                 ----------------------
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1. PROPOSAL.  To approve and adopt the Agreement and Plan of Merger, dated as of
August 26, 2000, as amended and restated on September 28, 2000, among Deutsche
Telekom AG, Powertel, Inc. and a Delaware corporation formed by Deutsche Telekom
AG:

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
              FOR                           AGAINST                         ABSTAIN
              [ ]                             [ ]                             [ ]

2. PROPOSAL. To approve and adopt the Agreement and Plan of Reorganization, dated as of August 26, 2000, as amended and restated on September 28, 2000, among VoiceStream Wireless Corporation, Powertel, Inc. and a wholly-owned subsidiary of VoiceStream Wireless Corporation:

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
              FOR                           AGAINST                         ABSTAIN
              [ ]                             [ ]                             [ ]

IN THEIR DISCRETION, the proxies are authorized to act and vote upon such other business as may properly come before the special meeting or any adjournment or postponement thereof:

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
Mark here if your address has changed and       New Address:
provide us with your new address in the
space provided to the right: [ ]
                                                -----------------------------------------------------
                                                -----------------------------------------------------
                                                -----------------------------------------------------
Mark here if you plan to attend the special
meeting: [ ]

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED PROXY RETURN
ENVELOPE.

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
Signature(s):  -----------------------------------
                                                                      Dated: ----------, 2000
               -----------------------------------
                                                                      Dated: ----------, 2000

IMPORTANT: Please sign exactly as name or names appear on this proxy. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. When signing as a corporation or a partnership, please sign in the name of the entity by an authorized person.

PLEASE SIGN THIS PROXY AND RETURN PROMPTLY WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

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                   [PROXY CARD: SECOND HALF OF REVERSE SIDE]

[POWERTEL LOGO]

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
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  VOTE BY TELEPHONE                             VOTE BY INTERNET
  It's fast, convenient and immediate! Call     It's fast, convenient and your vote is
  Toll-Free on a Touch-Tone Phone.              immediately confirmed and posted.
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  FOLLOW THESE FOUR EASY STEPS:                 FOLLOW THESE FOUR EASY STEPS:
  1.  Read the accompanying proxy               1.  Read the accompanying proxy
      statement/prospectus and proxy card.          statement/prospectus and proxy card.
  2.  Call the toll-free number                 2.  Go to the website http://www.__________
      1-800-___-_____. Stockholders             3.  Enter your Control Number located on
      residing outside the United States can        your proxy card above your name.
      call collect on a touch-tone phone        4.  Follow the instructions provided.
      at 1-___-___-_____.
      There is NO CHARGE for this call.
  3.  Enter your Control Number located on
      your proxy card above your name.
  4.  Follow the recorded instructions.
          YOUR VOTE IS IMPORTANT!                         YOUR VOTE IS IMPORTANT!

        Call 1-800-___-____ anytime!                Go to http://www.__________ anytime!
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 IF YOU ARE VOTING BY TELEPHONE OR INTERNET, THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD.
                                    THANK YOU FOR VOTING
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